                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c)or Rule 14a-12

                                             CELLPOINT INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 CELLPOINT INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 5, 2001

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CELLPOINT INC., a Nevada corporation, will be held at Piperska Muren, Scheelegatan 14, 112 28 Stockholm, Sweden, on December 5, 2001, at 4:00 P.M., local time, for the following purposes:

    1. To elect six directors to serve until their respective successors are elected and qualified;

    2. To consider and vote upon a proposal to approve an amendment to the Company's Articles of Incorporation to increase the authorized capital of the Company;

    3. To approve the future issuance of up to 10,000,000 shares of common stock prior to October 15, 2002 pursuant to offerings exempt from registration under the Securities Act of 1933, as amended.

    4. To consider and vote upon a proposal to approve an amendment to the Company's Stock Warrant Plan;

    5. To ratify the retention of BDO Seidman, LLP as the Company's independent auditors; and

    6. To transact such other business as may be properly brought before the meeting and all adjournments thereof.

    Only stockholders of record at the close of business on October 19, 2001, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

    THE BOARD OF DIRECTORS OF CELLPOINT INC. HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY YOU HAVE SENT IN AND VOTE YOUR STOCK PERSONALLY.

                                          By Order of the Board of Directors,

                                          LYNN DUPLESSIS,
                                          Secretary

Surrey, England
October   , 2001

                                 CELLPOINT INC.

                               ------------------

                                PROXY STATEMENT
                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CellPoint Inc., a Nevada corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at Piperska Muren, Scheelegatan 14, 112 28 Stockholm, Sweden, on
December 5, 2001, at 4:00 P.M., local time, or at any adjournment or adjournments thereof. Only stockholders of record at the close of business on October 19, 2001, shall be entitled to notice of, and to vote at, the meeting. Shares represented by duly executed proxies received by the Company will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted as follows:

    - FOR the election as directors of persons who have been nominated by the Board of Directors;

    - FOR the approval of the amendment to the Company's Articles of Incorporation to increase the authorized capital of the Company;

    - FOR the approval of the future issuance of up to 10,000,000 shares of common stock prior to October 15, 2002 pursuant to offerings exempt from registration under the Securities Act of 1933, as amended.

    - FOR the approval of the amendment to the Company's Stock Warrant Plan;

    - FOR the ratification of BDO Seidman, LLP as the Company's independent auditors; and

    - Otherwise in accordance with the judgment of the person or persons voting the proxies on any other matter that may properly be brought before the meeting.

    At this time, the Board of Directors knows of no other such matters that will be presented for consideration at the Annual Meeting. The execution of a proxy will in no way affect a stockholder's right to attend the Annual Meeting and to vote in person. Any proxy executed and returned by a stockholder in response to this Proxy Statement may be revoked at any time thereafter except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

    The election of directors requires a plurality of the votes cast thereon. The proposal to approve the amendment to the Company's Articles of Incorporation to increase the authorized capital of the Company requires the affirmative vote of a majority of the outstanding shares of Common Stock. The proposal to approve the amendment to the Company's Stock Warrant Plan requires the affirmative vote of a majority of the votes cast thereon. The ratification of independent auditors requires the affirmative vote of a majority of the votes cast thereon. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "for" or "against" are included. Shares represented by proxies marked to withhold authority to vote, and shares represented by proxies that indicate that the broker or nominee stockholder thereof does not have discretionary authority to vote them, will be counted only to determine the existence of a quorum at the Annual Meeting.

    This Proxy Statement and the accompanying proxy are being sent on or about October 30, 2001, to stockholders entitled to vote at the Annual Meeting of Stockholders. The cost of solicitation of the Company proxies will be borne by the Company. In addition to the use of the mails, proxy solicitations may be made by telephone, telecopier and personal interview by officers, directors and employees of the Company. However, proxies granted in response to this Proxy Statement may be made in writing by signing the enclosed proxy card or through electronic means being made available by the Company.

    The Company will, upon request, reimburse brokerage houses and persons holding shares in their names or in the names of their nominees for their reasonable expenses in sending soliciting material to their principals. The Company's executive offices are located at 3000 Hillswood Drive, Hillswood Business Park, Chertsey, Surrey KT16 0RS, England. The Company's telephone number is +44 1932 895 310.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

    Only stockholders of record at the close of business on October 19, 2001, will be entitled to vote at the Annual Meeting of Stockholders and any adjournment thereof. At the close of business on October 19, 2001, there were outstanding 17,069,622 shares of Common Stock, $.001 par value, of the Company. Each of such shares is entitled to one vote. There was no other class of voting securities outstanding at that date.

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 19, 2001, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's officers and directors; and (iii) all officers and directors as a group. Unless otherwise noted below, each such person had sole voting and investment power over such shares.

            NAME AND ADDRESS OF BENEFICIAL                   SHARES OF COMMON STOCK   PERCENT OF COMMON STOCK
           OWNERS AND DIRECTORS AND OFFICERS                   BENEFICIALLY OWNED       BENEFICIALLY OWNED
-------------------------------------------------------      ----------------------   -----------------------
5% BENEFICIAL OWNERS

Novel Electronics Systems & Technologies Ltd...........              2,315,400                  13.6%
  5 Duke of Edinburgh Ave
  Port Louis, Mauritius

DIRECTORS AND EXECUTIVE OFFICERS

Stephen Childs.........................................                 19,500(a)                  *
  4800 Abbey Road
  Placerville, California 95667
  United States

Lynn Duplessis.........................................              2,150,000(b)               12.5%
Peter Henricsson.......................................

  3000 Hillswood Drive
  Hillswood Business Park
  Chertsey, Surrey KT16 0RS
  England

Mats Jonnerhag.........................................                 26,023(c)                  *
  Borsinsikt AB
  Box 6044
  S-192 06 Sollentuna
  Sweden

Bengt Nordstrom........................................                 35,000(d)                  *
  Northstream AB
  Sjoangsvagen 7
  S-19172 Sollentuna
  Sweden

Lars Persson...........................................                 30,000(e)                  *
  126 A Old Working Road
  Pyrford
  Surrey GU 22 8PB
  England

Lars Wadell............................................                 14,000(f)                  *
  Artillergatan 50
  5 Tr, SE-114 54 Stockholm
  Sweden

Officers and Directors as a Group (7 persons)..........              2,274,523                  13.1%

                                                  (FOOTNOTES ON FOLLOWING PAGE.)

--------------------------

*   Less than 1%

    (a) Mr. Childs holds options to acquire 40,000 shares, of which 19,500 are currently exercisable.

    (b) Ms. Duplessis and Mr. Henricsson are husband and wife, and each of them is a director and an executive officer of the Company. Includes
       (1) 1,500,000 shares beneficially owned by Peter Henricsson, (2) 500,000 shares beneficially owned by Ms. Duplessis; (3) options to acquire 75,000 shares issued to Ms. Duplessis, and (4) options to acquire 75,000 shares issued to Mr. Henricsson.

    (c) Includes (1) 1,550 shares held by Borsinsikt AB, of which Mr. Jonnerhag is a 66% stockholder (owning 1,023 shares) and (2) options to acquire 25,000 shares, all of which are exercisable.

    (d) Mr. Nordstrom holds options to acquire 35,000 shares, all of which are currently exercisable.

    (e) Mr. Persson holds options to acquire 90,000 shares, of which 30,000 are currently exercisable.

    (f) Mr. Wadell holds options to acquire 40,000 shares, of which 14,000 are currently exercisable.

    For the purpose of the foregoing table, each of the directors and executive officers is deemed to be the beneficial owner of shares that may be acquired by him or her within 60 days through the exercise of options, if any, and such shares are deemed to be outstanding for the purpose of computing the percentage of the Company's Common Stock beneficially owned by him or her and by the directors and executive officers as a group. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of the Company's Common Stock beneficially owned by any other person.

    The foregoing table does not include shares issuable upon conversion of notes and exercise of warrants currently held by Castle Creek Technology Partners LLC ("Castle Creek"). On December 6, 2000, the Company and Castle Creek entered into a Securities Purchase Agreement pursuant to which the Company issued to Castle Creek 6% convertible notes in the aggregate original principal amount of $10,000,000 and five-year warrants to purchase up to 210,526 shares of Common Stock. The notes are not convertible and the warrants are not exercisable to the extent that, after giving effect to such conversion and exercise, Castle Creek would be the beneficial owner of more than 4.99% of the outstanding shares of the Company's Common Stock. On July 25, 2001, the Company and Castle Creek entered into a Note Purchase, Modification and Forebearance Agreement (the "July Agreement"), pursuant to which the Company has agreed to purchase the remaining $9.25 million principal amount in convertible notes currently held by Castle Creek. The Company became obligated to pay $3.0 million to Castle Creek by September 24, 2001 and $4.955 million by October 23, 2001 (of which
$1.0 million was paid as a non-refundable deposit on July 25, 2001), plus all accrued and unpaid interest from the original issuance date through October 23, 2001 or, if earlier, the date of the purchase. As part of the transaction, the Company has issued to Castle Creek five-year warrants to purchase 500,000 shares of Common Stock, exercisable after one year, at an exercise price of $3.14 per share (subject to specified anti-dilution adjustment). The shares issuable upon exercise of such warrants are to be registered with the Securities and Exchange Commission. In addition, the Company has granted to Castle Creek a security interest in its assets (including the assets of its subsidiaries), including its intellectual property. Castle Creek has agreed not to trade in the Company's stock effective July 25, 2001 until the note repurchase is completed. The fixed conversion price of the notes was changed to $4.00 with no floating conversion price if the notes are purchased on a timely basis and the Company complied with all its other obligations to Castle Creek in all material respects. The Company also agreed to certain limitations on the terms of future debt and equity financings, which limitations would not apply to a financing that provided the proceeds for the final purchase of the notes. The Company granted Castle Creek a full release of all claims and agreed not to disparage Castle Creek; Castle Creek agreed not to disparage the Company.

    On September 26, 2001, the Company and Castle Creek entered into an amendment of the July Agreement to repurchase the convertible notes currently held by Castle Creek and related matters.

Pursuant to the amendment, the Company paid $2.25 million to Castle Creek on September 26, 2001 for principal and accrued interest. The remaining outstanding convertible notes will be subject to a fixed conversion price of $4.00, and are scheduled to be repurchased on October 1, 2002 for approximately $6.1 million plus accrued interest (subject to specified adjustments in the event of a material breach by the Company). The outstanding notes are prepayable in part or in whole at any time. The July Agreement, except as modified by the amendment, remains in effect.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Six directors are to be elected at the Meeting for terms of one year each and until their respective successors shall be elected and qualified. It is intended that votes will be cast pursuant to such proxy for the election of the six persons whose names are first set forth below unless authority to vote for one or more of the nominees is withheld by the enclosed proxy, in which case it is intended that votes will be cast for those nominees, if any, with respect to whom authority has not been withheld. Each of the nominees is currently serving as a director of the Company. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the proxy be voted, unless authority is withheld, for the election of such person, if any, as shall be designated by the Board of Directors.

    DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE MEETING.

    The following sets forth information concerning each person nominated to serve as a director of the Company:

    STEPHEN CHILDS, 53, has been a director of the Company since May 2000. He has more than 15 years international experience in the telecom industry and has held senior management positions with Orange from 1997-2000 as Group Director-New Business Ventures; Deutsche Telecom from 1995-1996 as Vice President, International Business Development; US West International from 1993-1995, Assistant Vice President; Pakcom from 1990-1993 as CEO and McCaw Cellular from 1986-1988 in the United States as General Manager. He has over
20 years of proven success in general management, sales and marketing and an extensive network in the telecom industry.

    LYNN DUPLESSIS, 41, has been Executive Vice President and Secretary, and director of the Company since its formation. From the Company's formation until October 2000, Ms. Duplessis served as the Company's Chief Financial Officer. She has 20 years of experience in the information technology field. Ms. Duplessis has been employed by Minerva Technology Inc, Vancouver, British Columbia,
(1996), director of industry solutions with The Capstan Group, Vancouver, British Columbia, (1992-1993), and was employed in marketing, management and systems engineering by IBM Canada Ltd., Vancouver, British Columbia and Toronto, Ontario, Canada (1981-1992). Ms. Duplessis is married to Peter Henricsson, a director and the President of the Company.

    PETER HENRICSSON, 49, has been Chairman and President, Chief Executive Officer, and director of the Company since its formation. He has over 20 years of experience in executive management, international marketing, venture capital, consulting and financing, with both multinational corporations and emerging companies. Mr. Henricsson has been President of Iform Sverige AB of Sweden, (1996-1997), owner of HIM Inc. (Henricsson International Marketing), Vancouver, British Columbia, (1991-1996), senior vice president with Allied Environmental, Vancouver, British Columbia, (1986-1991), and manager at Atlas Copco MCT AB, Stockholm, Sweden, Hong Kong and Indonesia (1980-1986). Mr. Henricsson is married to Lynn Duplessis, a director and Secretary and Treasurer of the Company.

    MATS JONNERHAG, 47, has been a director of the Company since 1998.
Mr. Jonnerhag is the founder and majority owner of Borsinsikt AB. He founded Borsinsikt in 1982 and has more than 20 years of experience with the Swedish stock market. Borsinsikt publishes a weekly stock market newsletter. Subsidiary operations include Borsinsikt Broker, which is a brokerage company, and Borsinsikt BorsData AB, which markets analysis software developed in-house and other research products.

    BENGT NORDSTROM, 44, has been a director of the Company since 1998. He was the Chief Technology Officer and Executive Director of SmarTone Telecommunications Ltd., a cellular network operator in Hong Kong, until January 1999. He is now the President and Senior Partner of Northstream AB of Sweden, a GSM consulting company specializing in data over GSM. Mr. Nordstrom has been a member of the Executive Committee of the GSM MoU association which represents the interests of more than 400 GSM and satellite network operators around the world. He was with SmarTone from 1993 to 1998, and was previously with Comviq GSM AB from 1989 to 1993 and with Ericsson Telecom AB from 1983 to 1989.

    LARS PERSSON, 44, has been a director of the Company since June 2000 and President of CellPoint Europe, Ltd. since July 2000. He was President of Telia Mobile International and Executive Vice President of Telia, a leading mobile operator in the Nordic countries, from 1997 - 2000. He was the Managing Director for France Telecom in the Nordic countries from 1992 - 1997. From 1986 - 1992, he was the Managing Director of GPI Sweden, a wholly-owned subsidiary of the Norwegian public company GPI A/S. Prior to that he held other senior management positions in telecommunications and technology companies dating back to 1980.

    Mr. Henricsson and Ms. Duplessis are husband and wife. Otherwise, none of the directors has any family relationship with any other director or with any executive officer of the Company.

    The Board of Directors held five meetings during the Company's fiscal year ended June 30, 2001. Otherwise, the Board of Directors acted by unanimous written consent. All directors attended at least 75% of the meetings of the Board of Directors or committees thereof.

    The Board of Directors has Nominating Committee, consisting of
Messrs. Childs and Persson and Ms. Duplessis. The Nominating Committee meets once annually to nominate a slate of directors to be submitted to stockholders at the Annual Meeting.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Company focuses primarily on: (a) the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements; (b) the independence and performance of the Company's independent auditors; and (c) the Company's compliance with financial regulatory requirements.

    We meet with management of the Company no less than quarterly to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We also discuss these matters with the Company's independent auditors and the Company's financial and accounting personnel.

    The Company's independent auditors and the Company's internal financial and accounting personnel have unrestricted access to the members of the Audit Committee.

    The Audit Committee's functions are described in further detail in the Audit Committee Charter adopted by the Board of Directors on July 7, 2000, and filed as an exhibit to the Company's Proxy Statement for its Annual Meeting of Stockholders held on December 6, 2000.

    Messrs. Jonnerhag and Childs, directors of the Company who serve on the Audit Committee, are "independent" for purposes of the NASDAQ National Market Listing Standards. The Board of Directors of the Company has determined that Messrs. Jonnerhag and Childs do not have a relationship with the Company which may interfere with their independence from the Company and its management. Ms. Duplessis, who serves as a member of the Audit Committee, is not an independent member of the Audit Committee as she is also the Executive Vice President and Secretary of the Company. The Board of Directors has appointed
Ms. Duplessis to the Audit Committee because it has determined that Ms. Duplessis' participation in the Committee is required in the best interests of the Company and its stockholders. The Board has reached these conclusions based on the extensive involvement by Ms. Duplessis in and her knowledge of all of the operations of the Company and its consolidated subsidiaries.

    The Audit Committee had four meetings during Fiscal 2001. The Audit committee has reviewed and discussed the audited financial statements of Fiscal 2001 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards 61 as modified. The Audit Committee has inquired as to the independent accountant's independence and has received the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Committees. Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements for Fiscal 2001 be included in the Company's Annual Report on Form 10-KSB.

                                          Stephen Childs
                                          Lynn Duplessis
                                          Mats Jonnerhag

INDEPENDENCE OF ACCOUNTANTS

    BDO Seidman, LLP, a member firm of BDO International ("BDO Seidman") acted as the Company's independent auditors for the fiscal year ended June 30, 2001. The Audit Committee of the Board of Directors has considered whether the provision of services referred to below under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" by BDO Seidman is compatible with maintaining BDO Seidman's independence.

    AUDIT FEES. For the fiscal year ended June 30, 2001, the Company paid to BDO Seidman and other member firms of BDO International approximately $378,000 in aggregate fees for professional services rendered for the audit of the Company's annual financial statements for such fiscal year and for the reviews of the financial statements of the Company included in the Company's quarterly reports for such fiscal year.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. During the fiscal year ended June 30, 2001, the Company did not engage BDO Seidman to (a) operate or supervise the Company's information systems or local area network,
(b) design or implement a hardware or software system that aggregates source data underlying the Company's financial statements or that generates information that would be significant to the Company's financial statements.

    ALL OTHER FEES. For all other services, the Company paid an aggregate of approximately $240,000 in fees to BDO Seidman and other member firms of BDO International during the last fiscal year. These services included tax advice and corporate structuring advice.

COMPENSATION OF DIRECTORS

    The directors of the Company do not receive salaries for being directors but do have options in the Company. Messrs. Henricsson and Persson and Ms. Duplessis are compensated for their services to the Company or its subsidiaries in their respective capacities as officers of the Company or its subsidiaries, and not as directors of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows compensation for services rendered to the Company during the fiscal years ended June 30, 2001, 2000 and 1999, respectively, by the Chief Executive Officer, the Executive Vice President and the Chief Financial Officer of the Company, and by the President of CellPoint Europe, Ltd., a principal subsidiary of the Company. Each executive officer serves under the authority of the Board of Directors. Directors who are also employees of the Company receive no extra compensation for their service on the Board of Directors of the Company.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                            LONG-TERM COMPENSATION
                                  ---------------------------------------   ----------------------------------------------------
                                                                                      AWARDS             PAYOUTS
                                                                            --------------------------   --------
                                                                            RESTRICTED    SECURITIES
                                                              OTHER           STOCK       UNDERLYING       LTIP      ALL OTHER
 NAME AND PRINCIPAL     FISCAL     SALARY                     ANNUAL         AWARD(S)    OPTIONS/ SARS   PAYOUTS    COMPENSATION
      POSITION           YEAR       ($)      BONUS ($)   COMPENSATION ($)      ($)            (#)          ($)          ($)
---------------------  --------   --------   ---------   ----------------   ----------   -------------   --------   ------------
Peter Henricsson, ...    2001     $200,000         --       $   20,000(1)          --            --           --            --
  President & CEO        2000     $140,000         --       $    6,500(1)          --            --           --            --
                         1999     $ 71,000         --               --             --            --           --            --

Lynn Duplessis, .....    2001     $168,000         --       $   20,000(2)          --            --           --            --
  Executive Vice         2000     $125,000         --       $    6,500(2)          --            --           --            --
  President and          1999     $ 60,000         --               --             --            --           --            --
  Secretary

Lars Persson, .......    2001     $294,000         --       $   98,000(3)          --            --           --            --
  President,             2000           --         --               --             --      90,000/0           --            --
  CellPoint Europe
  Ltd.

Lars Wadell, ........    2001     $140,000         --               --             --      40,000/0           --            --
  Chief Financial
  Officer

--------------------------

1. Represents housing allowance paid on behalf of Mr. Henricsson. Mr. Henricsson and Ms. Duplessis are husband and wife.

2.  Represents housing allowance paid on behalf of Ms. Duplessis.
    Mr. Henricsson and Ms. Duplessis are husband and wife.

3. Represents housing allowance of $50,000, car allowance of $18,000, and tuition reimbursement of $31,000.

OPTION GRANTS IN LAST FISCAL YEAR

    The Company granted the following options to executive officers during Fiscal 2001:

                                                                 INDIVIDUAL GRANTS
                                         -----------------------------------------------------------------
                                           NUMBER OF      PERCENT OF TOTAL
                                           SECURITIES       OPTIONS/SARS
                                           UNDERLYING        GRANTED TO      EXERCISE OR
                                          OPTIONS/SARS      EMPLOYEES IN     BASE PRICE
NAME                                     GRANTED (#)(1)     FISCAL YEAR        ($/SH)      EXPIRATION DATE
----                                     --------------   ----------------   -----------   ---------------
Lars Wadell............................      40,000/0           16.3%          $14.625     November 2010

------------------------

(1) The Company did not grant any SARs during Fiscal 2001.

(2) The options granted vest in installments over eighteen to twenty-eight months. The options fully vest in the event of a change in control of the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

    The following table sets forth as to each person named in the Summary Compensation Table the specified information with respect to option exercises during fiscal 2001 and the status of their options at the end of fiscal 2001.

                                                                                        VALUE OF UNEXERCISED
                                                        NUMBER OF UNEXERCISED             IN-THE-MONEY(4)
                             NUMBER OF                  OPTIONS/SARS AT FISCAL            OPTIONS/SARS AT
                              SHARES       VALUE               YEAR-END                FISCAL YEAR-END ($)(5)
                            ACQUIRED ON   REALIZED   ----------------------------   ----------------------------
NAME                         EXERCISE      ($)(1)    EXERCISABLE   NONEXERCISABLE   EXERCISABLE   NONEXERCISABLE
----                        -----------   --------   -----------   --------------   -----------   --------------
Peter Henricsson..........          --         --      75,000(2)           --         $3,750               --
Lynn Duplessis............          --         --      75,000(3)           --         $3,750               --
Lars Persson..............          --         --      30,000          60,000             --               --
Lars Wadell...............          --         --          --          40,000             --               --

------------------------

(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may become payable in respect of the sale of any such shares.

(2) Excludes options to acquire 75,000 shares owned by Lynn Duplessis, Mr. Henricsson's wife.

(3) Excludes options to acquire 75,000 shares owned by Peter Henricsson, Ms. Duplessis' husband.

(4) "In-the-money" options are options whose exercise price was less than the market price of Common Stock at June 30, 2001.

(5) Based on a stock price of $2.80 per share, which was the closing price of a share of Common Stock reported on the Nasdaq National Market on June 29, 2001.

EMPLOYMENT CONTRACTS

    The Company has employment agreements with its executive officers: Peter Henricsson, Lynn Duplessis, Lars Persson and Lars Wadell.

    The Company has an agreement with Mr. Henricsson pursuant to which Mr. Henricsson now receives a base salary of 132,000 Pounds Sterling per year. Such employment agreement is for a term of two years, subject to automatic renewals and certain rights of termination as specified therein. Mr. Henricsson is entitled to one year's severance if his employment is terminated in certain circumstances. In addition, if Mr. Henricsson's employment is terminated within 12 months following a "change of control", Mr. Henricsson shall be entitled to receive his base salary for one year following such termination, and all then non-exercisable options shall become vested.

    The Company has an agreement with Ms. Duplessis pursuant to which Ms. Duplessis receives a base salary of 120,000 Pounds Sterling per year. Such employment agreement is for a term of three years, subject to automatic renewals and certain rights of termination as specified therein. Ms. Duplessis is entitled to one year's severance if her employment is terminated in certain circumstances. In addition, if Ms. Duplessis' employment is terminated within 12 months following a "change of control", Ms. Duplessis shall be entitled to receive her base salary for one year following such termination, and all then non-exercisable options shall become vested.

    The Company has an agreement with Mr. Persson pursuant to which Mr. Persson receives a base salary of 150,000 Pounds Sterling per year. Such agreement shall continue until the agreement is terminated as specified therein. Mr. Persson is entitled to one year's severance if his employment is terminated in certain circumstances.

    The Company has an employment agreement with Lars Wadell, the Company's Chief Financial Officer, pursuant to which Mr. Wadell receives a base salary of 96,000 Pounds Sterling per year.

    The Company has no set bonus policy. Bonuses may be awarded by the independent directors of the Board. There is no bonus plan currently under discussion or in place with the Company. The Board has established a salary review committee consisting of Messrs. Persson, Jonnerhag and Henricsson. This committee also reviews salaries for all staff. This informal committee meets once annually for annual salary reviews, and otherwise as the needs arise in connection with determining compensation for new employees. The directors of the Company do not receive salaries for being directors but do have options in the Company.

STOCK INCENTIVE PLAN

    The Board of Directors of the Company has adopted a stock incentive plan (the "Plan"). Pursuant to the provisions of the Plan, 2,000,000 shares of the Company's Common Stock are reserved for issuance upon exercise of options. The Plan is designed to retain qualified and competent officers, employees, and directors of the Company.

    The Company's Board of Directors, or a committee thereof, shall administer the Plan and is authorized, in its sole and absolute discretion, to grant options thereunder to all eligible employees of the Company, including officers and directors (whether or not employees) of the Company. Options will be granted pursuant to the provisions of the Plan on such terms and at such prices as determined by the Company's Board of Directors. The exercise price will not be lower than the closing price on the date the options are issued, or if such prices are not available, at the fair market value as determined by the Board of Directors. Options granted under the Plan will be exercisable after the period specified in the option agreement. Options granted under the Plan will not be exercisable after the expiration of ten years from the date of grant. The Plan will also authorize the Company to make loans to optionees to enable them to exercise their options. During Fiscal 2001, 192,600 options were exercised, 250,300 were cancelled, and 244,900 options were granted. There were 803,100 options outstanding as of October 15, 2001. To date, the Company has not issued any SAR's.

STOCK WARRANT PLAN

    The Company has adopted a stock warrant plan (the "Warrant Plan"). Pursuant to the provisions of the Warrant Plan, eligible employees, consultants and affiliates will be given the opportunity to purchase warrants, which warrants can be exercised, upon vesting, to purchase shares of the Company's Common Stock. An aggregate of 1,000,000 shares of the Company's Common Stock have been reserved for issuance pursuant to the Warrant Plan. The Plan is designed primarily to retain qualified and competent officers, employees, and directors.

    The Board of Directors of the Company, or a committee thereof, shall administer the Plan and is authorized, in its sole and absolute discretion, to grant options thereunder to all eligible employees, consultants and affiliates including the Company's officers and directors (whether or not employees). Warrants will be sold to eligible persons at prices determined by independent appraisers to be fair market prices at the time of such sale. Each warrant will have an exercise price equal to no less than either 125% or 150% of the closing price of the Company's Common Stock on the date immediately preceding the date of sale. Each warrant sold pursuant to the Warrant Plan will be subject to a vesting period as determined by the Board of Directors, and will expire no later than five years from the date of issuance. To date, warrants with respect to an aggregate of 518,800 shares have been sold.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Since the formation of the Company, Peter Henricsson and Lynn Duplessis, the Company's founders and directors and executive officers, have periodically made loans to fund the Company's cash needs. Mr. Henricsson and Ms. Duplessis loaned the Company an aggregate of $300,000 in June and July 1999. Interest of 5% was charged on the outstanding balance of this loan, which was repaid in full in December 1999.

    The Company is currently offering for sale to "non-U.S. Persons" pursuant to Regulation S under the Securities Act of 1933, as amended, an initial maximum of 80 units, plus if the offering is oversubscribed, an additional 60 units. Each unit in the Regulation S Offering consists of shares of the Company's Common Stock and warrants to purchase Common Stock. The shares of Common Stock and the shares issuable upon exercise of the warrants may, at the request of the holder thereof, be exchanged for Swedish Depositary Receipts ("SDRs") after those shares have been registered with the Securities and Exchange Commission ("SEC") in the United States. As of September 25, 2001, the Company has sold an aggregate of 95 units, consisting of 1,568,114 shares and 784,071 warrants, for aggregate gross proceeds of $2,071,130. The placement agent for the Regulation S offering is Borsinsikt AB. Mats Jonnerhag, a director of the Company, is a 66% stockholder of Borsinsikt AB. The placement agent will receive a commission equal to 6% of the proceeds from the Regulation S offering plus warrants equal to 6% of the number of shares issued. The disinterested members of the Board of Directors of the Company have approved the terms of this transaction as being fair to the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own beneficially more than ten percent of the Company's outstanding Common Stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other securities of the Company on Forms 3, 4 and 5, and to furnish the Company with copies of all such forms they file. One of the Company's directors and officers (Mr. Jonnerhag) inadvertently filed his Statement of Changes of Beneficial Ownership of Securities on Form 4 more than ten days after the required filing date pursuant to the reporting requirements of the Securities Exchange Act of 1934. One stockholder beneficially owning more than ten percent of the Company's Common Stock (Novel Electronics Systems & Technologies Ltd.) inadvertently filed its Statement of Changes of Beneficial Ownership of Securities on Form 4 more than ten days after the required filing date pursuant to the reporting requirements of the Securities Exchange Act of 1934.

                  MANAGEMENT RECOMMENDS THAT YOU VOTE IN FAVOR
                OF THE NOMINEES NAMED TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2
               ADOPTION OF AMENDMENT TO ARTICLES OF INCORPORATION

GENERAL

    The Company is currently authorized to issue 22,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 3,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). As of October 19, 2001 17,069,622 shares of the Common Stock were issued and outstanding and no shares of Preferred Stock were outstanding. The Company wishes to amend certain provisions of the Articles of Incorporation to
(i) increase the authorized capital stock of the Company, and (ii) to provide the Board of Directors with the authority to issue shares of the Corporation's Preferred Stock with such rights and preferences as the Board may determine from time to time. The Board of Directors of the Company believes that the best interests of the Company and its stockholders will be served by adopting the amendment (the "Amendment") to the Articles of Incorporation that is attached hereto as EXHIBIT A. On October 17, 2001, the Board of Directors adopted a resolution approving the Amendment.

    The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by those stockholders. There is no cumulative voting with respect to the election of directors of the Company, with the result that the holders of more than 50% of the Common Stock voted for the election of directors can elect all of those directors. The holders of the Common Stock are entitled to receive dividends when, as, and if declared by the Company's Board of Directors from funds legally available therefor. In the event of liquidation, dissolution, or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of the Company's liabilities and after provision has been made for each class of stock, if any, having preference over the holders of the Common Stock. Holders of shares of the Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of the Common Stock are fully paid and non-assessable.

    The Company is authorized to issue up to 3,000,000 shares of non-voting Preferred Stock with such other designations, rights and preferences (other than as to voting rights) as may be determined from time to time by the Board of Directors. The Preferred Stock currently authorized is non-voting. The Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with liquidation privileges, dividend, conversion, or other rights that could adversely affect the rights of the holders of the Common Stock.

ADDITIONAL AUTHORIZED CAPITAL; CHANGES TO PREFERRED STOCK

    The Amendment would increase the total authorized capital stock of the Company to a of total 60,000,000 shares, consisting of 50,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock. The Board of Directors would be given the authority to determine all rights associated with the Preferred Stock, including, but not limited to, determining dividends, conversion right, redemption prices, maturity dates, and other rights and preferences. Unlike the current Articles of Incorporation, the Board of Directors would be permitted to determine the voting rights, if any, associated with such shares of Preferred Stock.

    As of the Record Date, the Company has [17,069,622] shares of Common Stock outstanding. In addition, the Company has reserved shares of Common Stock for issuance upon derivative securities as set forth below:

                                                                   NUMBER OF
ISSUANCE TYPE                                                   SHARES RESERVED
-------------                                                 --------------------
Stock Option Plan...........................................         803,100(1)
Stock Warrant Plan..........................................         518,800(2)
Castle Creek Notes and Warrants.............................       1,735,526(3)
Private Placement Warrants..................................       3,028,119(4)
Other Warrants..............................................          94,959
                                                                   ---------
  TOTAL.....................................................       6,180,504
                                                                   =========

------------------------

(1) Represents only shares with respect to which options have been granted pursuant to the Company's Option Plan; there are an additional 1,004,300 shares reserved under the Option Plan.

(2) Represents only shares with respect to which warrants have been sold pursuant to the Warrant Plan; there are an additional 481,200 shares reserved for issuance under the Warrant Plan.

(3) Does not include 500,000 shares which may be issuable pursuant to currently non-exercisable warrants held by Castle Creek. Represents 210,526 warrants exercisable at $11.40 per share, and a $6.1 million note, convertible at $4.00 per share. Pursuant to its agreement with the Company, Castle Creek may not convert its notes or exercise its warrants if, after giving effect thereto, Castle Creek would own more than 4.99% of the outstanding Common Stock.

(4) Represents warrants issued in September and October 2001 in offerings described below.

    If all of the derivative securities were to be exercised, the Company would not have sufficient authorized shares of Common Stock to be issued. If the Amendment is not approved, the Company will be in default under these instruments.

    On September 25, 2001, the Company closed a private placement for $3.25 million, pursuant to which it issued 3,250,000 shares of Common Stock plus 1,625,000 warrants to purchase shares of Common Stock at an exercise price of $2.25 per share, exercisable for two years. The units were sold to accredited investors pursuant to Regulation 506 under the Securities Act of 1933, as amended (the "Securities Act"). The proceeds from the sale of these units were used to repurchase a portion of the convertible notes held by Castle Creek.

    On September 25, 2001, the Company also completed an offering pursuant to Regulation S under the Securities Act, in which non-U.S. persons (as that term is defined in Regulation S) purchased 1,568,144 shares of Common Stock and 784,071 warrants to purchase shares of Common Stock, exercisable at $2.36 per share for two years. The proceeds from the Regulation S offering aggregated $2,071,130, and will be used for working capital.

    The Company is also currently in the process of completing separate offerings under Regulation D. The purpose of these offerings is to fund the working capital needs of the Company. The Company is offering to qualified accredited investors that are currently stockholders of the Company units consisting of Common Stock and warrants to purchase Common Stock. The unit prices are $100,000 in one placement, with a maximum of 70 units to be sold, and $60,000 in a second placement, with a maximum of 40 units to be sold. If these offerings are oversubscribed, the Company may issue an additional 50 units and 30 units, respectively. The exact number of shares and warrants comprising each unit is to be determined by a 20% discount to the volume weighted average price of the Company's Common Stock on Nasdaq for the five days preceding the closing of the purchase. There is no minimum number of units to be sold, and there may be multiple closings. Through the date of this Proxy Statement, the Company has issued 1,238,096 shares of Common Stock and 619,048 warrants to purchase Common Stock, half of which are exercisable at $3.50 per share for twelve months and the other half of which are exercisable at $5.00 per share for twenty-four months. The Company received proceeds of $1,300,000 from the sale of such securities. The Company currently anticipates that the offerings will terminate on or about November 30, 2001.

    Accordingly, the Company does not have sufficient authorized but unissued shares of Common Stock to enable the Company to raise additional capital and to allow the conversion of the derivative securities listed above. The failure to approve the proposal to increase the capital stock of the Company will limit the Company's ability to finance its working capital needs.

    The Company is also proposing to increase the number of authorized shares of Preferred Stock and to amend the terms of Preferred Stock authorized under the Articles of Incorporation. There are currently 3,000,000 shares of Preferred Stock authorized, but no shares of Preferred Stock are outstanding. The Articles of Incorporation currently only permit the Company to issue non-voting shares of Preferred Stock. The limited number of authorized shares of Preferred Stock and the limitation on the voting rights of the Preferred Stock as contained in the current Articles have greatly limited the Company's flexibility in seeking additional working capital. The Board of Directors has recommended that the Articles of Incorporation be amended to increase the number of authorized shares of Preferred Stock and to allow the Board of Directors of the Company the widest possible flexibility in setting the terms of Preferred Stock that may be issued in the future. The Company will, therefore, be afforded the greatest flexibility possible in seeking additional financing, as the Board of Directors deems appropriate in the exercise of its reasonable business judgment. The Company currently has no commitments or plans for the issuance of any shares of Preferred Stock.

    If the Amendment is approved, the Board of Directors will have the right, without further stockholder approval or action, to issue up to 10,000,000 shares of Preferred Stock, having such rights and preferences, including voting rights, as the Board of Directors may determine. The ability of the Company to issue such shares of Preferred Stock may, under certain circumstances, make it more difficult for a third party to gain control of the Company (e.g., by means of a tender offer), prevent or substantially delay such a change of control, discourage bids for the Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock.

    Upon the consent by the stockholders to the adoption of Amendment, the Company will make the necessary filing of the Amendment with the Secretary of State of Nevada, and such Amendment will become effective upon filing.

RECOMMENDATION

    The Board of Directors has adopted, and recommends that the stockholders approve the adoption of the Amendment. The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders in the current competitive business environment, that the Amendment be approved so that the Company can continue to finance its working capital needs. Without approval of the Amendment, the Company will not have sufficient authorized but unissued shares of Common Stock to raise funds sufficient to fund the Company's continuing operations.

    APPROVAL OF THE AMENDMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                   "FOR" THE PROPOSAL TO APPROVE THE ADOPTION
                               OF THE AMENDMENT.

                                 PROPOSAL NO. 3
                   APPROVAL OF PRIVATE OFFERING TRANSACTIONS
                 INVOLVING THE FUTURE ISSUANCE OF COMMON STOCK

    The Board of Directors has determined that it is in the best interests of the Company to authorize the issuance of shares of Common Stock in an offering exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Company seeks approval of the issuance on or before October 15, 2002, of up to that number of shares of Common Stock that would result in an aggregate gross proceeds to the Company of up to $18,000,000 or up to a maximum of 10,000,000 shares on terms acceptable to the Board of Directors. The Company will use the proceeds from these offerings for the repurchase or retirement of indebtedness and working capital for general corporate purposes. Such offering or offerings shall consist of the issuance of Common Stock in exchange for cash consideration.

    The shares to be issued in the offerings will not be registered under the Securities Act or applicable state securities laws and may not be resold unless they are subsequently registered under the Act and such state securities laws or unless an exemption from registration is available. Consequently, the purchasers of these shares may be unable to liquidate their investment in the Company and may thus be required to retain their shares for an indefinite period. Accordingly, the price to be paid by the purchasers for the shares issued in such offerings is likely to be less than the market price of the Company's Common Stock on the Nasdaq National Market at the date of closing of the offering. The number of shares that may be issued in these offerings may exceed 20% or more of the voting power outstanding before such issuance. The terms of such offering or offerings shall be subject to the determination of the Board of Directors, in its reasonable business judgment, that the terms of such offering or offerings are in the best interests of the Company and its stockholders.

    The Company's Common Stock is traded on the Nasdaq National Market. Nasdaq Marketplace Rule 4350 requires the Company to obtain stockholder approval in connection with the sale or issuance of shares of its common stock (or securities convertible into or exercisable for shares of common stock) not in a public offering when (i) the number of additional shares of common stock being issued equals or exceeds 20% of the number of shares of common stock that are outstanding prior to such sale or issuance and (ii) the shares of common stock will be sold at a price per share that is less than the greater of the (x) per share book value or (y) per share market value of the shares of common stock at the time of such sale or issuance.

    RECENT OFFERINGS. The Company expects that the purchasers of such shares would be a limited number of institutional or individual investors who are "accredited investors" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Purchasers in such offering have not been identified and, therefore, the consummation of the offering will depend upon the ability of the Company to identify and reach agreement with such purchasers upon terms of the sale, including price, which are acceptable to the Board of Directors of the Company. There can be no assurance that any such offering will be consummated.

    On September 25, 2001, the Company closed a private placement for $3.25 million, pursuant to which it issued 3,250,000 shares of Common Stock plus 1,625,000 warrants to purchase shares of Common Stock at an exercise price of $2.25 per share, exercisable for two years. The units were sold to accredited investors pursuant to Regulation 506 under the Securities Act of 1933, as amended (the "Securities Act"). The proceeds from the sale of these units were used to repurchase a portion of the convertible notes held by Castle Creek.

    On September 25, 2001, the Company also completed an offering pursuant to Regulation S under the Securities Act, in which non-U.S. persons (as that term is defined in Regulation S) purchased 1,568,144 shares of Common Stock and 784,071 warrants to purchase shares of Common Stock, exercisable at $2.36 per share for two years. The proceeds from the Regulation S offering aggregated $2,071,130, and will be used for working capital.

    The Company is also currently in the process of completing separate offerings under Regulation D. The purpose of these offerings is to fund the working capital needs of the Company. The Company is offering to qualified accredited investors that are currently stockholders of the Company units consisting of Common Stock and warrants to purchase Common Stock. The unit prices are $100,000 in one placement, with a maximum of 70 units to be sold, and $60,000 in a second placement, with a maximum of 40 units to be sold. If these offerings are oversubscribed, the Company may issue an additional 50 units and 30 units, respectively. The exact number of shares and warrants comprising each unit is to be determined by a 20% discount to the volume weighted average price of the Company's Common Stock on Nasdaq for the five days preceding the closing of the purchase. There is no minimum number of units to be sold, and there may be multiple closings. Through the date of this Proxy Statement, the Company has issued 1,238,096 shares of Common Stock and 619,048 warrants to purchase Common Stock, half of which are exercisable at $3.50 per share for twelve months and the other half of which are exercisable at $5.00 per share for twenty-four months. The Company received proceeds of $1,300,000 from the sale of such securities. The Company currently anticipates that the offerings will terminate on or about November 30, 2001.

    On October 3, 2001, the Company received Nasdaq's approval of an exception to Nasdaq MarketPlace Rule 4350 with respect to the Regulation S and Regulation D offerings described above. The proposal being submitted to the stockholders in this Proxy Statement applies to additional offerings in excess of those offerings completed or to be completed as described above.

    MANAGEMENT RECOMMENDS APPROVAL OF THIS PROPOSAL. While there is no assurance that any offering will be completed, the Company is seeking stockholder approval of this proposal, because, the aggregate number of shares of Common Stock that may be issued pursuant to such offerings may exceed 20% of the currently outstanding shares of Common Stock. The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders that the foregoing proposal be approved so that the Company can continue to finance its working capital needs and to fund the repurchase of indebtedness. Without approval of this proposal, the Company will not have the authority to issue a sufficient number of shares of Common Stock to raise the capital needed for these purposes.

    Approval requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, on such proposal.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
               "FOR" THE PROPOSAL TO APPROVE THE PRIVATE OFFERING
          TRANSACTIONS INVOLVING THE FUTURE ISSUANCE OF COMMON STOCK.

                                 PROPOSAL NO. 4
                    PROPOSAL TO APPROVE THE AMENDMENT TO THE
                          COMPANY'S STOCK WARRANT PLAN

GENERAL

    In April 2000, the Board of Directors of the Company adopted a stock warrant plan (the "Warrant Plan"). The Warrant Plan was approved by the stockholders of the Company at the annual meeting of stockholders held in December 2000. Pursuant to the provisions of the Warrant Plan, 1,000,000 shares of the Company's Common Stock are reserved for issuance upon exercise of warrants. In October 2001, the Board of Directors approved an amendment to the Warrant Plan to increase the number of shares of Common Stock that may be issued under the Warrant Plan by 500,000 shares, increasing the total number of shares that may be issued pursuant to the Warrant Plan to 1,500,000. This amendment is now being submitted to the stockholders for approval.

    The Board of Directors recommends approval of the amendment. The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders, in the current competitive business environment, that the amendment to the Warrant Plan be approved, so that the Company can continue to attract and retain eligible participants to make significant contributions to the Company. The Warrant Plan permits certain compensation to be tailored to support corporate and business objectives and allow the Company to respond to competitive compensation practices. The amendment, if approved, would increase the total number of shares authorized for issuance under the Plan to 1,500,000. The Board of Directors believes that the additional share reserve is necessary to permit the Company to make available competitive long-term incentives for Warrant Plan participants to improve the Company's performance and thereby create stockholder value.

    Set forth below is a brief description of the principal features of the Warrant Plan.

    Pursuant to the provisions of the Warrant Plan, eligible employees, consultants and affiliates are given the opportunity to purchase warrants, which warrants can be exercised, upon vesting, to purchase shares of the Company's Common Stock. Employees, consultants and affiliates, including the Company's officers and directors (whether or not employees), who have been designated as eligible may participate in the Warrant Plan. The number of persons who would currently be eligible to participate in the Warrant Plan is approximately 140. All such warrant awards may be granted singly, in combination or in tandem, or in substitution for awards granted previously under the Warrant Plan or any other plan of the Company. The Warrant Plan terminates on April 15, 2010.

    As of October 15, 2001, there were 518,800 warrants in the aggregate outstanding under the Warrant Plan. Shares related to awards (or portions thereof) that are forfeited, canceled or terminated, expire unexercised, will be restored to the total number of shares available for issuance pursuant to awards granted under the Warrant Plan.

    The Warrant Plan provides that, in the event of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Board may determine whether or not proportional adjustments will be made. In addition, the Board has discretion to determine whether or not other equitable adjustments shall be made in the event of any other change affecting the Company's Common Stock or any distribution (other than normal cash dividends) to stockholders of the Company.

    The Warrant Plan provides that it shall be administered by the Board of Directors of the Company, or a committee consisting of at least two members of the Board. Under the Warrant Plan, the Board of Directors has the sole authority, among other things, to grant awards; determine the term, conditions and limitations of awards; establish rules, procedures, regulations and guidelines relating to the Warrant Plan generally and to interpret the Warrant Plan and award agreements entered into pursuant to the Warrant Plan.

    Generally, a participant in the Warrant Plan may exercise an award in accordance with the terms set by the Board, irrespective of whether or not such person is employed by or associated with the Company or a subsidiary of the Company at such time.

    The exercise price of a warrant granted under the Warrant Plan will be not less than either 125% or 150% of the fair market value of the Company's Common Stock on the date of grant, as determined by the Board at the time of grant. The exercise price of a warrant must be paid in full in cash at the time of exercise, or, if permitted by the Board, may be paid in whole or in part by the delivery of shares, the delivery of a promissory note or by any other means acceptable to the board of directors.

    Warrants granted under the Warrant Plan may be subject to acceleration of exercisability or vesting in the event of a change in control of the Company, as set forth in agreements between the Company and certain of its officers and directors which provide for certain protections and benefits in the event of a change in control (as defined in such agreements) or as may otherwise be determined by the Board under and in accordance with the terms and conditions of the Warrant Plan.

    The Warrant Plan may not, without the approval of the stockholders as set forth therein, be amended to materially increase the aggregate number of shares of the Company's Common Stock that may be issued under the Warrant Plan as described above. The Warrant Plan may not be changed in such a way as to alter, impair, amend, modify, suspend or terminate any rights of a participant or any obligations of the Company under any award theretofore granted in any manner adverse to such participant without the consent of such participant.

RECOMMENDATION

    The Board of Directors has adopted, and recommends that the stockholders approve the adoption of the amendment to the Warrant Plan. The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders, in the current competitive business environment, that the amendment to the Warrant Plan be approved, so that the Company can continue to attract, retain and eligible participants to make significant contributions to the Company. The Warrant Plan will permit certain compensation to be tailored to support corporate and business objectives and allow the Company to respond to competitive compensation practices.

    APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE MEETING, IN PERSON OR BY PROXY, ON SUCH PROPOSAL.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                   "FOR" THE PROPOSAL TO APPROVE THE ADOPTION
                     OF THE AMENDMENT TO THE WARRANT PLAN.

                                 PROPOSAL NO. 5
                      RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors of the Company has appointed the firm of BDO Seidman, LLP, a member firm of BDO International ("BDO Seidman"), as its independent auditors for the fiscal year ending June 30, 2002. At the 2000 Annual Meeting of Stockholders, the stockholders ratified the appointment of BDO Seidman as the Company's independent auditors for the fiscal year ended June 30, 2001. While it is not required to do so, the Board of Directors of the Company is submitting the retention of BDO Seidman as the Company's independent auditors to the stockholders for ratification. A representative from BDO International will be present at the Meeting and will be given the opportunity to make a statement if the representative desires to do so. The representative is expected to be available to respond to appropriate questions. If the appointment of BDO Seidman is not ratified by the stockholders of the Company, the Board of Directors will reconsider the retention of BDO Seidman.

    THE BOARD OF DIRECTORS INTENDS THAT THE APPOINTMENT OF THE INDEPENDENT AUDITORS BE RATIFIED BY A MAJORITY OF THE VOTES CAST.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                   "FOR" THE RATIFICATION OF BDO SEIDMAN, LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS

                      SUBMISSION OF STOCKHOLDER PROPOSALS

    In order for a stockholder proposal to be eligible for inclusion in the Company's proxy material relating to its 2002 Annual Meeting it must be in writing and received by the Secretary of the Company prior to June 30, 2002. Stockholders wishing to bring any matter before a meeting should consult the Company's Bylaws with respect to any applicable notice or other procedural requirements.

                                 ANNUAL REPORT

    All stockholders of record on October 19, 2001, have been sent, or are concurrently being sent, a copy of the Company's 2001 Annual Report, which contains certified financial statements of the Company for the fiscal year ended June 30, 2001.

    ANY PERSON WHO WAS A STOCKHOLDER OF THE COMPANY AT THE CLOSE OF BUSINESS ON OCTOBER 19, 2001, MAY OBTAIN ADDITIONAL COPIES OF THE COMPANY'S 2001 ANNUAL REPORT, WITHOUT CHARGE, BY WRITTEN REQUEST TO THE COMPANY AT 3000 HILLSWOOD BUSINESS PARK, CHERTSEY, SURREY KT16 0RS ENGLAND, ATTENTION: INVESTOR RELATIONS.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Company knows of no matter other than those set forth herein which will be presented for consideration at the Annual Meeting of Stockholders. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the person named in the accompanying proxy to vote, or otherwise act, on such matters in accordance with his judgment.

                                          LYNN DUPLESSIS,
                                          Secretary

Surrey, England
October   , 2001

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                                 CELLPOINT INC.

    CELLPOINT INC., a corporation organized under the laws of the State of Nevada (the "Company"), by its president (or vice-president) and secretary (or assistant secretary) does hereby certify:

        1. That the Company is currently authorized to issue 22,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 3,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

        2. That the board of directors of the Company, acting by unanimous written consent, dated Ocotber 17, 2001, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

        3. That ARTICLE FOUR of the Articles of Incorporation of the Company be deleted in its entirety and the following be substituted therefor:

    "ARTICLE FOUR. [CAPITAL STOCK].

        (a) The Corporation shall have authority to issue a total of Sixty Million (60,000,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock, par value $.001 per share (the "Common Stock"), and Ten Million (10,000,000) shares shall be Preferred Stock, par value $.001 per share (the "Preferred Stock").

        (b) Shares of the Preferred Stock may be issued from time to time in series, and the Board of Directors is authorized, subject to the limitations provided by law, to establish and designate one or more series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and rights, preferences and limitations of each series and the variations and relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, the authority to determine the following:

           (i) the designation of such series;

           (ii) the number of shares initially constituting such series and any increase or decrease (to a number not less than the number of outstanding shares of such series) of the number of shares constituting such series theretofore fixed;

           (iii) the rate or rates at which dividends on the shares of such series shall be paid, including, without limitation, any methods or procedures for determining such rate or rates, and the conditions on, and the times of, the payment of such dividends, the preference or relation that such dividends shall bear to the dividends payable on any other class or series of stock of the Corporation, and whether or not such dividends shall be cumulative and, if so, the date or dates from and after which they shall accumulate;

           (iv) whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including, without limitation, the date or dates on or after which such shares shall be redeemable and the amount per share that shall be payable on such redemption, which amount may vary under different conditions and at different redemption dates;

           (v) the rights to which the holders of the shares of such series shall be entitled on the voluntary or involuntary liquidation, dissolution or winding up or on any distribution of the assets, of the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event;

           (vi) whether or not the shares of such series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and conditions thereof, including, without limitation, the right of the holders of such shares to vote on a separate class, either alone or with the holders of shares of one or more other series of the Preferred Stock and the right to have more than one vote per share;

           (vii) whether or not a sinking fund or a purchase fund shall be provided for the redemption or purchase of the shares of such series and, if so, the terms and conditions thereof;

           (viii) whether or not the shares of such series shall be convertible into, or changeable for, shares of any other class or series of the same or any other class of stock of the Corporation and, if so, the terms and conditions of conversion or exchange, including, without limitation, any provision for the adjustment of the conversion or exchange rate or the conversion or exchange price; and

           (ix) any other relative rights, preferences and limitations.

        (c) No stockholder of the Corporation shall by reason of holding shares of any class have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of the Corporation, now or hereafter authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized (whether or not the issuance of any such shares, or such notes, debentures, bonds, or other securities, would adversely affect the dividend or voting rights of such stockholder), other than such rights, if any, as the Board of Directors, in its discretion, from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class;

        (d) Holders of the Corporation's Common Stock shall not possess cumulative voting rights at any stockholders meetings called for the purposes of electing a Board of Directors or on other matters brought before stockholders meeting, whether they be annual or special."

        4. That the number of shares of the Company outstanding and entitled to vote on said amendment to the Articles of Incorporation is [17,069,622]; that the said amendment has been authorized by the affirmative vote of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon at the Company's Annual Meeting of Stockholders held on December 5, 2001.

    IN WITNESS WHEREOF, the said CellPoint Inc. has caused this certificate to be signed by its president and its secretary and its corporate seal to be hereto
affixed this       day of             , 2001.

                                                         CELLPOINT INC.
                                                         By:
                                                              ---------------------------------
                                                         Peter Henricsson, President

                                                         By:
                                                              ---------------------------------
                                                         Lynn Duplessis, Secretary
(SEAL)

STATE OF
          ---------------------------------)
                                            )  ss.

COUNTY OF
          ---------------------------------)

    On       , 2001, personally appeared before me,       , a Notary Public,
Peter Henricsson and Lynn Duplessis, who acknowledged that they executed the above instrument.

/s/
----------------------------
(Notary Public)

(SEAL)

                                 CELLPOINT INC.
           PROXY - ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 5, 2001

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned, a stockholder of CELLPOINT INC., a Nevada corporation (the "Company"), does hereby appoint PETER HENRICSSON and LYNN DUPLESSIS, and each of them, the true and lawful attorneys and proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote, as designated below, all of the shares of stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at Piperska Muren, Scheelegatan 14, 112 28 Stockholm, Sweden, on December 5, 2001, at 4:00 p.m., local time, and at any adjournment or adjournments thereof.

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES AND "FOR" PROPOSALS 2, 3, 4 AND 5.

1.   ELECTION OF DIRECTORS                              FOR all nominees listed below       WITHHELD FROM ALL NOMINEES / /
     Nominees: Stephen Childs, Lynn Duplessis,          FOR, EXCEPT VOTE WITHHELD FROM THE
     Peter Henricsson, Mats Jonnerhag,                  FOLLOWING NOMINEE(S): / /
     Bengt Nordstrom, Lars Persson

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL OF THE COMPANY.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.  PROPOSAL TO APPROVE THE ISSUANCE OF COMMON STOCK

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                          (CONTINUED ON REVERSE SIDE)

4.  PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S STOCK WARRANT PLAN.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

5. PROPOSAL TO RATIFY THE RETENTION OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

6. TO VOTE WITH DISCRETIONARY AUTHORITY WITH RESPECT TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

    The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. All of said proxies or their substitutes who shall be present and act at the meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted to such proxies. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated October 30, 2001, and a copy of the Annual Report for the fiscal year ended June 30, 2001.

                                    / /  MARK HERE FOR ADDRESS CHANGE AND
                                         INDICATE CHANGE:

                                    Dated ______________________________________

                                    ____________________________________________
                                                     Signature

                                    Dated ______________________________________

                                    ____________________________________________
                                                     Signature

                                    NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.